As filed with the Securities and Exchange Commission on February 28, 2003
                                                                 No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-3
                                       AND
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                              (File No. 333-88508)
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                           GENERAL MOTORS CORPORATION
                   GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY
             (Exact name of registrant as specified in its charter)
                Delaware                                  38-0572515
A Nova Scotia Unlimited Liability Company                 38-0572515
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)
         300 Renaissance Center                     1908 Colonel Sam Drive
      Detroit, Michigan 48265-3000                 Oshawa, Ontario L1H 8P7
             (313) 556-5000                           (905) 644-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -------------------
          Peter R. Bible,                     Robbert-Jan Brabander,
     Chief Accounting Officer                Chief Executive Officer,
    General Motors Corporation               Chief Financial  Officer
      300 Renaissance Center               and Principal Accounting Officer
   Detroit, Michigan 48265-3000      General Motors Nova Scotia Finance Company
          (313) 556-5000                      1908 Colonel Sam Drive
                                             Oshawa, Ontario L1H 8P7
                                                  (905) 644-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

                                   Copies to:

Martin I. Darvick, Joseph P. Gromacki,  Fraser MacFadyen   Francis J. Morison,
Esq.               Esq.                 Stewart McKelvey   Esq.
General Motors     Jenner & Block, LLC  Stirling Scales    Davis Polk & Wardwell
Corporation        One IBM Plaza        900-1959 Upper     450 Lexington Avenue
300 Renaissance    Chicago, Illinois    Water Street       New York, New York
Center             60611                Halifax, Nova      10017
Detroit, Michigan  (312) 222-9350       Scotia B3J 2x2     (212) 450-4000
48265-3091                              (902) 420-3200
(313) 556-5000
                               -------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                          CALCULATION OF REGISTRATION FEE
================================================================================
                           Amount    Proposed        Proposed
Title of Each Class of    to be       Maximum         Maximum        Amount of
   Securities to be     Registered  Offering Price   Aggregate     Registration
      Registered          (1)(2)     Per Unit (3)  Offering Price      Fee
--------------------------------------------------------------------------------
Debt Securities of GM.
Preferred Stock
 (without par value)
 of GM................
Preference Stock (par
 value $0.10 per
 share) of GM.........
Common Stock (par
 value $1-2/3  per
 share) of GM.........
Class H Common Stock
 (par value $0.10 per
 share) of GM.........
Purchase Contracts of
 GM...................
Depositary Shares of
 GM (4)...............  $10,000,000,000         $10,000,000,000(5)   $809,000(6)
Warrants of GM........
Units of GM (7).......
Debt Securities of GM
 Nova Scotia..........
Guarantees of Debt
Securities of GM Nova
Scotia (8)...........
--------------------------------------------------------------------------------
(1) This Registration Statement also covers such indeterminate number of shares of Preferred Stock, Preference Stock, $1-2/3 Par Value Common Stock and Class H Common Stock of GM as shall be issuable or deliverable upon conversion of any Debt Securities, Preferred Stock, Preference Stock or Units of GM registered hereby which are convertible into such Preferred Stock, Preference Stock, $1-2/3 Par Value Common Stock or Class H Common Stock. In addition, this Registration Statement covers an indeterminate number of shares of Preferred Stock, Preference Stock, $1-2/3 Par Value Common Stock or Class H Common Stock as shall be issuable or deliverable upon settlement of Purchase Contracts or exercise of Warrants.
(2) Or, if any Debt Securities of GM or GM Nova Scotia (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $10,000,000,000 at the time of initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price not in excess of $10,000,000,000 or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $10,000,000,000.
(3) The proposed maximum offering price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum offering price per unit will be determined from time to time by the applicable Registrant in connection with, and at the time of, the issuance by such Registrant of the securities registered hereunder.
(4) Depositary Shares representing Preferred Stock or Preference Stock of GM.
(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(6) On May 17, 2002, the Registrants filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-3 (File No. 333-88508) (the "Previous Registration Statement") pursuant to which the Registrants registered securities to be offered with a proposed maximum offering price of up to $5,000,000,000 and paid a filing fee of $460,000. In addition, on March 18, 2002, HEC Holdings, Inc., a wholly owned subsidiary of GM, filed with the SEC a Registration Statement on Form S-4 (File No. 333-84472) (the "HEC Holdings Registration Statement") pursuant to which HEC Holdings registered securities to be offered with a proposed maximum aggregate offering price of $24,887,821,580 and paid a filing fee of $2,289,679.59. No securities were sold by the Registrants pursuant to the Previous Registration Statement or the HEC Holdings Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the Registrants are offsetting $460,000 of the registration fee with the unused portion of the registration fee previously paid in connection with the Previous Registration Statement and $349,000 of the registration fee with the unused portion of the registration fee previously paid in connection with the HEC Holdings Registration Statement. As a result, the unused portion of the registration fee previously paid in connection with the HEC Holdings Registration Statement is reduced to $1,940,679.59.
(7) Units comprising any combination of one or more Debt Securities or other securities, including Preferred Stock, Preference Stock, $1-2/3 Par Value Common Stock, Class H Common Stock, Purchase Contracts, Depositary Shares, Warrants or any combination thereof.
(8) No proceeds will be received by GM for the Guarantees.

                               -------------------


   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


   The prospectus filed herewith is a combined prospectus pursuant to Rule 429 under the Securities Act, which relates to the securities registered hereby and the securities registered on the Previous Registration Statement. Accordingly, upon effectiveness, the Registration Statement shall constitute Post-Effective Amendment No. 1 to the Previous Registration Statement.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such State.



                 SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2003

PROSPECTUS

                                 $10,000,000,000

                           General Motors Corporation

                                 Debt Securities
                         Common Stock (par value $1-2/3)
                     Class H Common Stock (par value $0.10)
                       Preference Stock (par value $0.10)
                       Preferred Stock (without par value)
                               Purchase Contracts
                                Depositary Shares
                                    Warrants
                                      Units

                   -------------------------------------------

      We may offer from time to time debt securities, $1-2/3 par value common stock, Class H common stock, preference stock, preferred stock, purchase contracts, depositary shares, warrants or units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $10,000,000,000. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

      Our $1-2/3 par value common stock and Class H common stock are listed on the New York Stock Exchange under the symbols "GM" and "GMH," respectively.

                   -------------------------------------------

      We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

                   -------------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                __________, 2003

      You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or make any additional representations. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents. The terms "General Motors," "GM," "we," "us," and "our" refer to General Motors Corporation. The term "Hughes" refers to Hughes Electronics Corporation, our wholly owned subsidiary.

                   -------------------------------------------

                                TABLE OF CONTENTS

About this Prospectus............................................ 1
Principal Executive Offices...................................... 1
Where You Can Find More Information.............................. 1
Incorporation of Certain Documents by Reference.................. 2
Description of General Motors Corporation........................ 4
Ratio of Earnings to Fixed Charges and Ratio of Earnings
  to Fixed Charges and Preference Stock Dividends................ 5
Use of Proceeds.................................................. 5
Overview of Our Capital Stock.................................... 6
Description of $1-2/3 Par Value Common Stock and
  Class H Common Stock........................................... 9
Description of Preferred Stock...................................17
Description of Preference Stock..................................19
Description of Debt Securities...................................21
Description of Purchase Contracts................................28
Description of Depositary Shares.................................29
Description of Warrants..........................................32
Description of Units.............................................35
Forms of Securities..............................................38
Plan of Distribution.............................................40
Legal Matters....................................................43
Experts..........................................................43

                              ABOUT THIS PROSPECTUS

      This prospectus, along with a prospectus for General Motors Nova Scotia Finance Company, a wholly owned subsidiary, is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of our securities and General Motors Nova Scotia Finance Company may sell its guaranteed debt securities, as described in the related prospectus, in one or more offerings. The total dollar amount of any securities sold by us and General Motors Nova Scotia Finance Company under the registration statement may not exceed $10,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents By Reference."

                           PRINCIPAL EXECUTIVE OFFICES

      Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. We maintain a website at www.gm.com where general information about us is available. We are not incorporating the contents of our website into this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Beginning in 1999, Hughes began filing its own annual, quarterly and current reports with the SEC. You may read and copy any document that we or Hughes file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and schedules thereto. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our $1-2/3 par value common stock and Class H common stock are listed, as well as at the offices of the following stock exchanges where our $1-2/3 par value common stock is also listed in the United States: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 95104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information that we and Hughes file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we or Hughes file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC by us or Hughes under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, except as noted below:

GM SEC Filings (File No. 1-143)          Period
-------------------------------          ------

Annual Report on Form 10-K               Year ended December 31, 2001
Quarterly Reports on Form 10-Q           Quarters  ended  March 31,  2002,  June
                                         30, 2002 and September 30, 2002
Current Reports on Form 8-K              Dates filed:  January 3, 2002,  January
                                         10, 2002*,  January 16, 2002,  February
                                         1,  2002,   February  25,  2002  (3**),
                                         February  25,  2002*,  March  1,  2002,
                                         March 5,  2002,  March 6,  2002,  March
                                         13,  2002,  April 2,  2002,  April  16,
                                         2002,  May 1, 2002 (2),  June 3,  2002,
                                         June 4, 2002,  June 24,  2002,  July 2,
                                         2002,  July 3,  2002,  July  11,  2002,
                                         July 16,  2002  (2),  July  31,  2002*,
                                         August 1, 2002,  August 6, 2002, August
                                         14, 2002,  August 14, 2002 (2*), August
                                         21,    2002*,    September   4,   2002,
                                         September 25,  2002*,  October 1, 2002,
                                         October 8,  2002*,  October  15,  2002,
                                         October 17,  2002,  October  23,  2002,
                                         November  1,  2002,  November  4, 2002,
                                         November  27,  2002,  December  3, 2002
                                         (3),  December 10,  2002,  December 16,
                                         2002*,  December  19,  2002*,  December
                                         19, 2002,  January 3, 2003,  January 9,
                                         2003 (2*),  January 10,  2003,  January
                                         16,  2003,  February 3, 2003,  February
                                         13, 2003*, February 25, 2003, February
                                         27, 2003* and February 28, 2003

-------------------
* Reports submitted to the SEC under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, the reports submitted under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and we are not subject to the liabilities of that section. We are not incorporating, and will not incorporate by reference future filings of, these reports into a filing under the Securities Act of 1933, the Securities Exchange Act of 1934 or into this registration statement.

** Includes a Form 8-K Amendment by subsequent filing on the same day.

Hughes SEC Filings (File No. 0-26035)    Period
-------------------------------------    ------

Annual Report on Form 10-K               Year ended December 31, 2001
Quarterly Reports on Form 10-Q           Quarters  ended  March 31,  2002,  June
                                         30, 2002 and September 30, 2002
Current Reports on Form 8-K              Dates filed:  January 15,  2002,  April
                                         15, 2002,  June 4, 2002, June 24, 2002,
                                         July 11, 2002,  July 15, 2002, July 31,
                                         2002*, August 14, 2002*,  September 25,
                                         2002*,  October 8,  2002*,  October 15,
                                         2002,  December 10, 2002,  December 19,
                                         2002,  December  23,  2002,  January 9,
                                         2003*,  January 15,  2003,  February
                                         12, 2003* and February 27, 2003*

--------------------------------------------------------------------------------
* Reports submitted to the SEC under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, the reports submitted under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and we are not subject to the liabilities of that section. We are not incorporating, and will not incorporate by reference future filings of, these reports into a filing under the Securities Act of 1933, the Securities Exchange Act of 1934 or into this registration statement.

      You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of Paul W. Schmidt, Controller, at the following address and telephone number:

                        General Motors Corporation
                        300 Renaissance Center
                        Detroit, Michigan 48265-3000
                        (313) 556-5000

                    DESCRIPTION OF GENERAL MOTORS CORPORATION

      We are primarily engaged in the automotive and, through our wholly-owned subsidiary, Hughes Electronics Corporation, the communications services industries. We are the world's largest manufacturer of automotive vehicles. We also have financing and insurance operations and, to a lesser extent, are engaged in other industries.

      Our automotive segment is comprised of four regions:

o     GM North America;

o     GM Europe;

o     GM Latin America/Africa/Mid-East; and

o     GM Asia Pacific.

      GM North America designs, manufactures and/or markets vehicles primarily in North America under the following nameplates:

      o     Chevrolet     o     GMC         o     Buick       o     Saturn
      o     Pontiac       o     Oldsmobile  o     Cadillac    o     Hummer

      GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific meet the demands of customers outside North America with vehicles designed, manufactured and/or marketed under the following nameplates:

      o     Opel         o     Holden      o     Buick       o     GMC
      o     Vauxhall     o     Saab        o     Chevrolet   o     Cadillac

       Our automotive regions also have equity ownership in Fiat, S.p.A., Fuji Heavy Industries Ltd., Suzuki Motor Corporation, Isuzu Motors Limited, Shanghai General Motors Corporation and GM Daewoo Auto & Technology Company. These alliances design, manufacture and market vehicles under the following nameplates:

               o     Fiat         o     Subaru     o     Isuzu
               o     Alfa Romeo   o     Suzuki     o     Daewoo

      Our communications services relate to Hughes, which includes digital entertainment, information and communications services and satellite-based private business networks.

      Our financing and insurance operations primarily relate to General Motors Acceptance Corporation, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial and vehicle insurance and asset-based lending. For more information about GMAC, see the documents publicly filed by GMAC with the SEC, including GMAC's Annual Report on Form 10-K for the year ended December 31, 2001, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and its various Current Reports on Form 8-K.

      Our other industrial operations include the designing, manufacturing and marketing of locomotives and other heavy-duty transmissions.

      Substantially all of our automotive-related products are marketed through retail dealers and through distributors and jobbers in the United States, Canada and Mexico, and through distributors and dealers overseas. At December 31, 2002, there were approximately 7,600 GM vehicle dealers in the United States, 800 in Canada and 200 in Mexico. Additionally, there were a total of approximately 11,800 outlets overseas which include dealers and authorized sales, service and parts outlets.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE STOCK DIVIDENDS

      The following table presents the ratio of our earnings to fixed charges for the periods indicated:

        Nine Months Ended                       Years Ended
          September 30,                         December 31,
        ------------------    -----------------------------------------------
         2002       2001       2001      2000       1999      1998      1997
         1.10       1.16       1.16      1.72       2.13      1.73      2.23

      We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of us and our consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

      The following table presents the ratio of our earnings to fixed charges and preference stock dividends for the periods indicated:

        Nine Months Ended                       Years Ended
          September 30,                         December 31,
        -----------------     --------------------------------------------------
         2002       2001       2001      2000       1999      1998      1997
         1.09       1.13       1.13      1.69       2.10      1.71      2.19

      We compute the ratio of earnings to fixed charges and preference stock dividends by dividing earnings before income taxes and fixed charges by the sum of fixed charges and preference stock dividends. This ratio includes the earnings and fixed charges of us and our consolidated subsidiaries. Preference stock dividends consists of pre-tax earnings that are required to pay dividends on outstanding preference securities.

                                 USE OF PROCEEDS

      We will add the net cash proceeds from the sale by us of any securities to our general funds and they will be available for general corporate purposes, including the repayment of existing indebtedness. In addition, we intend to cancel or retire any indebtedness or other outstanding liabilities of GM that we acquire in exchange for the sale of any securities.

                          OVERVIEW OF OUR CAPITAL STOCK

      The following description of our capital stock is based upon our restated certificate of incorporation, as amended ("Certificate of Incorporation"), our bylaws ("Bylaws") and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and Bylaws below. The summary is not complete. Our Certificate of Incorporation and Bylaws have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into the registration statement of which this prospectus is a part. In addition, an amendment to our Bylaws was filed by us on a Current Report on Form 8-K on February 25, 2003, which is incorporated by reference into the registration statement of which this prospectus is a part. You should read our Certificate of Incorporation and Bylaws for the provisions that are important to you.

      Certain provisions of the Delaware General Corporation Law ("DGCL"), our Certificate of Incorporation and Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Authorized Capital Stock

      Our Certificate of Incorporation authorizes us to issue 5,706,000,000 shares of capital stock, consisting of:

o     6,000,000 shares of preferred stock, without par value;

o     100,000,000 shares of preference stock, $0.10 par value; and

o 5,600,000,000 shares of common stock comprising two classes, which shall include 2,000,000,000 shares of $1-2/3 par value common stock and 3,600,000,000 shares of Class H common stock, $0.10 par value.

      As of January 31, 2003, the following shares of our capital stock were outstanding:

o 560,651,338 shares of $1-2/3 par value common stock (and an additional 56,441,400 shares were reserved for possible issuance upon conversion of our outstanding convertible debt securities); and

o     958,296,221 shares of Class H common stock.

      There are currently no outstanding shares of preferred stock or preference stock.

Certain Provisions of Our Certificate of Incorporation and Bylaws

      Amendments to our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote and a majority of the outstanding stock of each class entitled to vote is required to amend a corporation's certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

o increase or decrease the aggregate number of authorized shares of such class;

o     increase or decrease the par value of the shares of such class; or

o alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

      If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision. As described below under "Description of $1-2/3 Par Value Common Stock and Class H Common Stock--Voting Rights," our Certificate of Incorporation expressly provides that $1-2/3 par value common stockholders and Class H common stockholders each are entitled to vote separately as a class with respect to certain amendments to our Certificate of Incorporation.

      Vacancies in the Board of Directors. Our Bylaws provide that any vacancy occurring in our board of directors for any cause may be filled by a majority of the remaining members of our board, although such majority is less than a quorum.

      Special Meetings of Stockholders. Under our Bylaws, only our board of directors or the chairman of our board may call special meetings of stockholders at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

      Requirements for Notice of Stockholder Director Nominations and Stockholder Business. If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our board of directors, our Bylaws contain certain procedures that must be followed in terms of the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain. The information required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business and, with respect to nominations for the board of directors, certain specified information regarding the nominee(s).

      In addition to the information required in a stockholder notice described above, our Bylaws require a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice. In terms of the timing of the stockholder notice, our Bylaws require that the notice must be received by our secretary:

o in the case of an annual meeting, not more than 180 days and not less than 120 days in advance of the annual meeting; and

o in the case of a special meeting, not later than the fifteenth day following the day on which notice of the meeting is first mailed to stockholders.

Certain Anti-Takeover Effects of Delaware Law

      We are subject to Section 203 of the DGCL ("Section 203"). In general,
Section 203 prohibits a publicly held Delaware corporation from engaging in various "business combination" transactions with any interested stockholder for a period of three years following the date of the transaction(s) in which the person became an interested stockholder, unless:

o the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

o on or subsequent to such date the business combination is approved by the board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 662/3 % of the outstanding voting stock which is not owned by the interested stockholder.

      A "business combination" is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an "interested stockholder." In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

                   DESCRIPTION OF $1-2/3 PAR VALUE COMMON STOCK
                           AND CLASS H COMMON STOCK

      We have two classes of common stock:

o     $1-2/3 par value common stock; and

o     Class H common stock.

      Our Class H common stock is a "tracking stock" designed to provide holders with financial returns based on the financial performance of Hughes. In addition to the following description of our $1-2/3 par value common stock and Class H common stock, please refer to our Certificate of Incorporation which sets forth in full detail the terms of our $1-2/3 par value common stock and our Class H common stock. Our Certificate of Incorporation has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference into the registration statement of which this prospectus is a part. For information regarding how you can find a copy of our Certificate of Incorporation, see "Where You Can Find More Information."

      There are no redemption or sinking fund provisions applicable to our $1-2/3 par value common stock or Class H common stock. All outstanding shares of $1-2/3 par value common stock and Class H common stock are fully paid and non-assessable, and any shares of $1-2/3 par value common stock or Class H common stock to be issued upon completion of this offering will be fully paid and non-assessable.

Dividends

      The DGCL and our Certificate of Incorporation do not require our board of directors to declare dividends on any class of our common stock. The declaration of any dividend on either class is a matter to be acted upon by our board of directors upon the recommendation of our management. If and to the extent our board of directors chooses to declare dividends on either or both of the classes of our common stock, neither the DGCL nor our Certificate of Incorporation requires any proportionate or other fixed relationship between the amount of the dividends declared on the different classes of common stock. Our board of directors reserves the right to reconsider from time to time its policies and practices regarding dividends on our common stock and to increase or decrease the dividends paid on our common stock. Our board of directors may reconsider such matters on the basis of our consolidated financial position, which includes liquidity and other factors, and, with regard to Class H common stock, the earnings and consolidated financial position of Hughes.

      Both the DGCL and our Certificate of Incorporation, however, restrict the power of our board of directors to declare and pay dividends on either class of our common stock. The amounts which may be declared and paid by our board of directors as dividends on our common stock are allocated pursuant to our Certificate of Incorporation to each separate class of our common stock and are subject to the amount legally available for the payment of dividends by us under the DGCL. For dividend purposes, this allocation serves to preserve for each class of our common stockholders an interest in retained earnings that is not shared by the other class. This restriction does not require a physical segregation of our assets from the assets of Hughes. Nor does it require separate accounts or separate dividend or liquidation preferences of our assets and the assets of Hughes for the benefit of the holders of either of the separate classes of our common stock.

      Calculation of Amounts Available for Payment of Dividends on Our Common Stock. Under our Certificate of Incorporation, dividends may be paid on the $1-2/3 par value common stock to the extent of the assets legally available for the payment of dividends reduced by the sum of:

o an amount determined by our board of directors to be available for the payment of dividends on the Class H common stock as of December 17, 1997, which we refer to as the "Hughes transaction date," plus the paid-in surplus attributable to shares of Class H common stock issued after the Hughes transaction date; and

o the portion of our net earnings allocated to the Class H common stock in accordance with our Certificate of Incorporation.

      The financial performance of Hughes determines the earnings per share of Class H common stock and the portion of our earnings out of which dividends on the Class H common stock may be paid. The earnings per share and the amounts available for the payment of dividends on the Class H common stock are calculated using a fraction set forth in our Certificate of Incorporation. This fraction reflects the portion of Hughes' earnings that is allocated to the amount available for dividends on the Class H common stock. We sometimes refer to this fraction as the "Class H fraction." The numerator and denominator of the Class H fraction are determined as follows:

o The numerator of the Class H fraction is the weighted average number of shares of Class H common stock that is outstanding during the applicable period.

o The denominator of the Class H fraction is the number of notional shares of Class H common stock which, if outstanding, would result in 100% of the earnings of Hughes being allocated to the Class H common stock. We sometimes refer to the denominator of the Class H fraction as the "Class H dividend base."

      In order to determine what amount is available to pay dividends on the Class H common stock, the following steps are taken:

o the net income of Hughes is determined for each quarterly accounting period (without giving effect to any adjustment which would result from accounting for our acquisition of Hughes Aircraft Company using the purchase method);

o the net income of Hughes determined for each quarter is divided into amounts allocated to the Class H common stock and the $1-2/3 par value common stock (an amount equal to such quarterly net income of Hughes multiplied by the Class H fraction will be allocated to the Class H common stock, and the remaining amount of such quarterly net income of Hughes will be allocated to the $1-2/3 par value common stock); and

o the amount allocated to the Class H common stock, which we sometimes refer to as the "available separate consolidated net income of Hughes," is accumulated from quarter to quarter, together with any surplus attributable to shares of Class H common stock issued from time to time, and is reduced by the amount of any dividends actually paid on the Class H common stock.

      If dividends have been declared but not paid on any outstanding shares of our preferred stock or preference stock, dividends may not be paid on the $1-2/3 par value common stock or Class H common stock until all declared but unpaid dividends on any outstanding shares of our preferred stock and preference stock have been paid.

      Class H Dividend Base Adjustments. Under our Certificate of Incorporation, our board of directors may adjust the Class H dividend base from time to time as our board of directors deems appropriate to reflect the following:

o subdivisions and combinations of the Class H common stock and stock dividends payable in shares of Class H common stock to holders of Class H common stock;

o the fair market value of contributions of our cash or property to Hughes, or of our cash or property to, or for the benefit of, employees of Hughes in connection with employee benefit plans or arrangements of General Motors or any of our subsidiaries;

o the number of shares of our capital stock contributed to, or for the benefit of, employees of Hughes in connection with benefit plans or arrangements of General Motors or any of our subsidiaries;

o payments made by Hughes to us of amounts applied to our repurchase of shares of Class H common stock, to the extent that our board of directors has approved the repurchase and has declared that such payments be applied to the repurchase; and

o the number of shares of Class H common stock repurchased by Hughes and no longer outstanding, to the extent that our board of directors has approved the repurchase.

      Our Board of Directors' Discretion Regarding Payment of Dividends on Our Common Stock. After the amounts available to pay dividends on the $1-2/3 par value common stock and Class H common stock are determined as provided above, our board of directors may decide to pay or not pay dividends on the $1-2/3 par value common stock and/or the Class H common stock in its sole discretion. This discretion is subject to the following restrictions:

o The holders of our preferred stock, if any, and our preference stock, if any, may have a higher priority claim on amounts that would otherwise be available to pay dividends on our common stock, to the extent that dividends have been accumulated but not paid on our preferred or preference stock.

o Under the DGCL, we can only pay dividends to the extent that we have surplus--the extent by which the fair market value of our net assets exceeds the amount of our capital--or the extent of our net profits for the then current and/or the preceding fiscal year.

Due to these restrictions, it is possible that, even though our net income and the net income of Hughes are sufficient to permit the payment of a dividend on either class or both classes of our common stock, payment of a dividend would not be permitted because of the requirements for the payment of dividends on our preferred or preference stock or the DGCL restriction described above.

      Any dividends declared or paid on each class of our common stock from time to time will reduce the amount available for future payments of dividends on that class. The amount available for dividends on each class will also depend upon any adjustments to our capital or surplus due to repurchases or issuances of shares of that class. In addition, the DGCL permits our board of directors to adjust for any reason it deems appropriate the amounts of capital and surplus within certain parameters and therefore the amount available for dividends on each class. The DGCL also permits our board of directors to adjust the total amount legally available for the payment of dividends to reflect a fair market valuation of our assets and liabilities.

     Within the constraints mentioned above, our board of directors can determine, in its sole discretion, the timing of declarations and payments, and the amounts, of dividends on each class of our common stock. Our board of directors may, in its sole discretion, declare dividends payable exclusively to the holders of $1-2/3 par value common stock, exclusively to the holders of Class H common stock, or to the holders of both classes in equal or unequal amounts. Our board of directors may make its decision notwithstanding the respective amounts of surplus available for dividends to each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor. However, the maximum amount declared as dividends on either class of our common stock cannot exceed the amount available for dividends on such class of common stock under our Certificate of Incorporation or the DGCL. See "--Dividend Policy."

      Dividend Policy. Our board of directors has adopted a policy statement which, among other things, provides that our board of directors' quarterly dividend policy regarding the Class H common stock is to declare and pay quarterly dividends on the Class H common stock in an amount that will equal the product of the aggregate amount of each quarterly dividend we receive from Hughes as a stockholder of Hughes, if any, multiplied by the fraction used to determine the available separate consolidated net income of Hughes at the time the dividend is declared by Hughes. The policy statement expressly provides that we will pay the quarterly dividend on the Class H common stock as soon as practicable after receipt of the corresponding dividend payment from Hughes. For the text of our board of directors policy statement, see "--GM Board of Directors Policy Statement."

      Since the completion of the Hughes restructuring transactions in late 1997, Hughes has not paid dividends on its common stock to us and, accordingly, we have not paid dividends on the Class H common stock. Further, we currently do not expect Hughes to pay dividends to us with respect to our stock in Hughes and, accordingly, our board of directors does not currently expect to pay dividends on the Class H common stock in the foreseeable future. We currently expect that the future earnings of Hughes will be retained for the development of the business of Hughes.

Voting Rights

     Our Certificate of Incorporation entitles holders of $1-2/3 par value common stock and Class H common stock to a fixed number of votes per share on all matters submitted to our common stockholders for a vote. Except as described below, holders of $1-2/3 par value common stock vote together with the holders of Class H common stock as a single class based on their respective voting rights described in our Certificate of Incorporation. Our Certificate of Incorporation entitles each share of $1-2/3 par value common stock to one vote per share and each share of Class H common stock to 0.2 of a vote per share. The number of votes for each share of $1-2/3 par value common stock and Class H common stock is subject to adjustment as described below under "--Subdivision or Combination."

      The $1-2/3 par value common stock votes separately as a class only on any amendment to our Certificate of Incorporation which adversely affects the rights, powers or privileges of the $1-2/3 par value common stock, changes the par value of the $1-2/3 par value common stock or increases or decreases the authorized number of shares of $1-2/3 par value common stock. The Class H common stock votes separately as a class only on any amendment to our Certificate of Incorporation which adversely affects the rights, powers or privileges of the Class H common stock or changes the par value of the Class H common stock. Any increase or decrease in the number of authorized shares of Class H common stock is subject to approval by the holders of a majority of the shares of $1-2/3 par value common stock and Class H common stock, voting together as a single class based upon their respective voting rights, and by the holders of a majority of the Class H common stock, voting separately as a class. Neither holders of $1-2/3 par value common stock nor holders of Class H common stock vote, either as a separate class or together, on any adjustment of the Class H dividend base or any other determination made in the calculation of the available separate consolidated net income of Hughes.

Liquidation Rights

      In the event of the liquidation, dissolution or winding up of our business, whether voluntary or involuntary, our Certificate of Incorporation provides that, after the holders of any outstanding shares of our preferred stock and preference stock receive their full preferential amounts, holders of $1-2/3 par value common stock and holders of Class H common stock will receive the assets remaining for distribution to our stockholders on a per share basis in proportion to their respective per share liquidation units. Subject to adjustment as described below under "--Subdivision or Combination," each share of $1-2/3 par value common stock has one liquidation unit and each share of Class H common stock has liquidation units equal to its number of votes, that is, 0.20 liquidation units, as described above under "--Voting Rights." Holders of the Class H common stock have no direct rights upon liquidation in the equity or assets of Hughes, but rather have rights in all our equity and assets, which include 100% of the stock of Hughes.

Subdivision or Combination

      If we subdivide or combine the outstanding shares of the $1-2/3 par value common stock or the Class H common stock, we will appropriately adjust the per share voting and liquidation rights of the Class H common stock relative to the $1-2/3 par value common stock. In the event that we issue shares of Class H common stock as a dividend on shares of $-12/3 par value common stock, we will adjust the liquidation rights of the applicable class of common stock so that the relative aggregate liquidation rights of each stockholder would not change as a result of the dividend.

Recapitalization and Certain Other Transactions

      Under our Certificate of Incorporation, all outstanding shares of our Class H common stock may be recapitalized as shares of $1-2/3 par value common stock at any time after December 31, 2002 in the sole discretion of our board of directors and by a majority vote of the directors then in office or automatically, if at any time we, in one transaction or a series of related transactions, dispose of substantially all of the business of Hughes to a person, entity or group of which we are not a majority owner. For purposes of the recapitalization provisions of our Certificate of Incorporation, substantially all of the business of Hughes means at least 80% of the business of Hughes, based on the fair market value of the assets, both tangible and intangible, of Hughes as of the time that the proposed transaction is approved by our board of directors. No automatic recapitalization will occur upon a disposition in connection with our dissolution, liquidation and winding up pursuant to which our net assets are distributed to our common stockholders.

      In the event of any recapitalization, each holder of Class H common stock would be entitled to receive shares of $1-2/3 par value common stock having a market value as of the date provided in our Certificate of Incorporation equal to 120% of the market value of the holder's Class H common stock. Notwithstanding this provision of our Certificate of Incorporation or the policy statement adopted by our board of directors, our board of directors may propose to our common stockholders for their approval one or more transactions on terms different than those provided by this provision or by our board of directors policy statement and which would not involve such a recapitalization. See "--GM Board of Directors Policy Statement."

      We would not issue any fractional shares of $1-2/3 par value common stock in any such recapitalization. Instead of fractional shares, a holder of Class H common stock would receive cash equal to the product of the fraction of a share of $1-2/3 par value common stock which the holder would otherwise receive multiplied by the average market price per share of the $1-2/3 par value common stock, determined as provided in our Certificate of Incorporation.

      Our board of directors policy statement provides, among other things, that, subject to various exceptions, in the event that Hughes transfers any material assets to us, our board of directors shall declare and pay a dividend or make a distribution to holders of Class H common stock. In this event, these holders would receive a portion of the assets or cash or other assets having an equivalent fair value that is not less than the fraction used to determine the available separate consolidated net income of Hughes at the time of the transfer. Our board of directors policy statement also provides that, subject to various exceptions, in the event that Hughes transfers any material assets to our stockholders, the portion of the assets transferred to the holders of Class H common stock will not be less than the fraction used to determine the available separate consolidated net income of Hughes at the time of the transfer.

      The exceptions to our board of directors policy statement provisions above include an exception for any transfer for which Hughes receives fair compensation. However, our board of directors policy statement provides that we will not acquire in one transaction or a series of related transactions a significant portion--that is, more than 33%--of the business of Hughes for compensation without receiving the consent of the holders of a majority of the outstanding shares of Class H common stock, voting as a separate class, and $1-2/3 par value common stock, voting as a separate class.

Potentially Diverging Interests of Our Common Stockholders

      The existence of two classes of common stock with separate dividend rights can give rise to potential divergences among the interests of the holders of the two classes of our common stock concerning various intercompany transactions and other matters. The DGCL governs the duties of our board of directors with respect to these divergences. Under the DGCL, our board of directors owes fiduciary duties to all holders of our common stock, regardless of class, and must act with due care and on an informed basis in the best interests of General Motors and all of our common stockholders, regardless of class. In this regard, our board of directors, in the discharge of its fiduciary duties, principally through our capital stock committee, oversees our policies, programs and practices which may impact the potentially divergent interests of the two classes of our common stock. Our capital stock committee is comprised entirely of independent directors of our board of directors.

      Our Bylaws currently provide that the capital stock committee of our board of directors is responsible for reviewing our policies and practices with respect to matters in which the two classes of our common stockholders may have divergent interests, particularly as they relate to:

o the business and financial relationships between us or any of our units and Hughes;

o dividends in respect of, disclosures to stockholders and the public concerning, and transactions by us or any of our subsidiaries in, shares of Class H common stock; and

o     any matters arising concerning these items;

all to the extent our capital stock committee may deem appropriate. Our capital stock committee may also recommend changes in policies, programs and practices as it may deem appropriate.

      Our capital stock committee's principal role is not to make decisions concerning matters referred to its attention, but rather to oversee the process by which decisions concerning these matters are made. Our capital stock committee conducts its oversight with a view toward, among other things, assuring a process of fair dealing between us and Hughes as well as fair consideration of the interests of all of our common stockholders in the resolution of these matters.

GM Board of Directors Policy Statement

      In connection with its determination of the terms of the Class H common stock at the time of the Hughes restructuring transactions in December 1997, our board of directors adopted a policy statement concerning our dual-class common stock structure.

      This policy statement may be modified, rescinded or interpreted at any time and from time to time by our board of directors. Also, notwithstanding the policy statement or the provisions concerning recapitalization of the Class H common stock into $1-2/3 par value common stock at a 120% exchange rate as provided under certain circumstances in our Certificate of Incorporation, our board of directors may propose to our common stockholders for their approval one or more transactions on terms different than those provided for by such provisions or by this policy statement which would not involve such a recapitalization. The policy statement is set forth below in its entirety. Terms which are defined in our board of directors policy statement do not apply to the rest of this prospectus.

        GM Board Policy Statement Regarding Certain Capital Stock Matters

      (A) General Policy. It is the policy of the Board of Directors of General Motors Corporation (the "GM Board"):

         (1) that all material matters as to which the holders of the two classes of GM common stock may have potentially divergent interests shall be resolved in a manner which the GM Board determines to be in the best interests of General Motors Corporation and all of its common stockholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of GM common stock; and

         (2) that a process of fair dealing shall govern the relationship between GM and HEC and the means by which the terms of any material transaction between them shall be determined.

      (B) Additional Matters. In relation to the foregoing policy, it is the further policy of the GM Board that:

         (1) Quarterly Dividends.

            (a) In contemplation of the GM Board's duty periodically to consider an appropriate dividend policy and practice in relation to Class H Common Stock and its expectation that the Board of Directors of HEC (the "HEC Board") shall, at least annually, consider and determine a quarterly dividend policy with respect to the common stock of HEC (100% of which is held by GM), the GM Board shall, at least annually, determine a quarterly dividend policy with respect to the Class H Common Stock.

            (b) The quarterly dividend policy of the GM Board with respect to the Class H Common Stock shall be to declare and pay quarterly dividends on the Class H Common Stock in an amount equal to the product of (i) the aggregate amount of each quarterly dividend received by GM as a stockholder of HEC, if any, multiplied by (ii) the fraction used to determine the Available Separate Consolidated Net Income of Hughes (as such term is used in GM's Restated Certificate of Incorporation, as amended) at the time such dividend was declared by HEC.

            (c) GM's payment of a quarterly dividend on the Class H Common Stock shall be made as soon as practicable after receipt of the corresponding dividend payment from HEC.

         (2) Principles Governing Dividends and Distributions Other Than Quarterly Dividends.

            (a) Except as provided in paragraph (B)(2)(b) below, in the event that HEC directly or indirectly makes any transfer of material assets to GM or to GM's stockholders:

               (i) Transfers of HEC Assets to GM. If such transfer of assets by
            HEC is to GM, the GM Board shall as soon thereafter as practicable declare and pay a dividend or make other provision with respect to a distribution on the Class H Common Stock so that there shall be distributed to the holders of Class H Common Stock a portion of such assets transferred to GM that is not less than the fraction used to determine the Available Separate Consolidated Net Income of Hughes at the time of such transfer to GM; provided that, if the GM Board determines that it is not reasonably practicable or not in the best interests of the holders of Class H Common Stock for GM to distribute any such assets to the holders of Class H Common Stock, GM shall distribute to such holders cash or other noncash assets having an equivalent fair value; and

               (ii) Transfers of HEC Assets to GM's Stockholders. If such transfer of assets by HEC is to GM's stockholders, the portion of such assets transferred to the holders of Class H Common Stock shall be not less than the fraction used to determine the Available Separate Consolidated Net Income of Hughes at the time of such transfer.

            (b) Exceptions to Foregoing Principles. The provisions of paragraph
         (B)(2)(a) above shall not apply to any of the following asset transfers:

               (i) any transfer that results in the recapitalization of Class H
            Common Stock into $1-2/3 Par Value Common Stock pursuant to the provisions of paragraph (c) of Division I of Article Fourth of GM's Restated Certificate of Incorporation, as amended;

               (ii) any transfer that is made pursuant to the quarterly dividend policy described in paragraph (B)(1) above;

               (iii) any transfer that is made in the ordinary course of HEC's business;

               (iv) any transfer for which HEC shall have received fair
            compensation as determined pursuant to this policy as described in paragraph (A) above, provided that, where required by paragraph
            (B)(3) below, stockholder consent to such transfer shall have been received; and

               (v) any transfer which shall have received the consent of the holders of a majority of the outstanding shares of Class H Common Stock, voting as a separate class, and $1-2/3 Par Value Common Stock, voting as a separate class.

         (3) Separate Class Votes of GM's Stockholders as a Condition to GM's Acquisition of a Significant Portion of HEC Assets. GM shall not acquire in one transaction or a series of related transactions a significant portion of the business of HEC for compensation without receiving the consent of the holders of a majority of the outstanding shares of Class H common stock, voting as a separate class, and $1-2/3 Par Value Common Stock, voting as a separate class. For purposes of this paragraph, "significant portion of the business of HEC" shall mean more than 33% of the business of HEC, based on the fair market value of the assets, both tangible and intangible, of HEC as of the time that the proposed transaction is approved by the GM Board.

         (4) Basis for Commercial Transactions Between GM and HEC. GM and HEC shall operate on the principle that all material commercial transactions between them shall be based on commercially reasonable terms.

      (C) Meaning of "GM" and "HEC" Within This Policy. For purposes of this policy, "GM" shall mean General Motors Corporation and its affiliates (other than HEC), and "HEC" shall mean Hughes Electronics Corporation, including any person controlled by Hughes Electronics Corporation.

      (D) Role of Capital Stock Committee Relating to This Policy. The Capital Stock Committee of the GM Board shall oversee the implementation of, and shall have authority to interpret, this policy.

      (E) Delegation. In administering this policy, the GM Board may, at its option, delegate its authority, including to the Capital Stock Committee, and may delegate to members of management the authority to implement any matter pursuant to this policy.

      (F) Fiduciary Obligations. In making any and all determinations in connection with this policy, either directly or by appropriate delegation of authority, the GM Board shall act in its fiduciary capacity and pursuant to legal guidance concerning its obligations under applicable law.

      (G) GM Board May Make Future Proposals to Stockholders for Recapitalization Transactions Which Would Be on Terms Different from Those in GM's Current Restated Certificate of Incorporation, as Amended. Consistent with the terms of both GM's Restated Certificate of Incorporation, as amended, and Delaware General Corporation Law, the GM Board may, in the future, propose recapitalization transactions to GM stockholders on terms different from those provided for under GM's Restated Certificate of Incorporation, as amended. (Such alternative proposals were utilized by GM's Board of Directors in connection with the split-off of Electronic Data Systems Corporation in 1996 and the spin-off of the defense electronics business of HEC in 1997.)

      (H) Interpretation, Amendments and Modifications of This Policy. This policy may at any time and from time to time be modified, rescinded and interpreted by the GM Board, and the GM Board may adopt additional or other policies or make exceptions with respect to the application of this policy in connection with particular facts and circumstances, all as the GM Board may determine, consistent with its fiduciary duties to General Motors Corporation and all of its common stockholders, to be in the best interests of General Motors Corporation and all of its common stockholders, and any such action may be taken with or without the approval of the stockholders of General Motors Corporation.

Stock Exchange Listing

      Both classes of our common stock are listed on the New York Stock Exchange, with our $1-2/3 par value common stock listed under the ticker symbol "GM" and our Class H common stock listed under the ticker symbol "GMH."

Transfer Agent and Registrar

      The transfer agent and registrar for our $1-2/3 par value common stock and Class H common stock is EquiServe Trust Company, N.A., a federally chartered trust company doing business at 150 Royall Street, Canton, Massachusetts 02021.

Direct Registration System

      Both classes of our common stock are registered in book-entry form through the direct registration system. Under this system, unless a common stockholder requests a physical stock certificate, ownership of our common stock is reflected in account statements periodically distributed to common stockholders by EquiServe, our transfer agent, who holds the book-entry shares on behalf of our common stockholders. However, any common stockholder who wishes to receive a physical stock certificate evidencing his or her shares may at any time obtain a stock certificate at no charge by contacting our transfer agent.

                         DESCRIPTION OF PREFERRED STOCK

      This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

      Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preferred stock from time to time in distinctly designated series, with each series ranking equally and identical in all respects except as to the dividend rate and redemption price.

Terms of a Particular Series

      The prospectus supplement will describe the terms of any preferred stock being offered, including:

o     the number of shares and designation or title of the shares;

o     any liquidation preference per share;

o     any date of maturity;

o     any redemption, repayment or sinking fund provisions;

o any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

o     any voting rights;

o if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

o whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of conversion or exchange;

o the place or places where dividends and other payments on the preferred stock will be payable; and

o     any  additional   voting,   dividend,   liquidation,   redemption  and
      other  rights, preferences, privileges, limitations and restrictions.

      All shares of preferred stock offered will be fully paid and non-assessable.

Dividends

      Holders of preferred stock would be entitled to receive quarterly cumulative dividends when and as declared by the board of directors at the rates fixed for the respective series in the resolution or certificate of designation for the respective series. In addition, if any preferred stock were issued, it would rank senior to our preference stock and both classes of our common stock with respect to the payment of dividends.

Voting

      If any shares of our preferred stock were issued, holders of such shares would not be entitled to vote except that they would vote together with the holders of both classes of our common stock upon the question of disposing of our assets as an entirety and except as otherwise required by the DGCL.

Liquidation

      Any shares of preferred stock that are issued will have priority over the preference stock and both classes of our common stock with respect to liquidation rights.

Transfer Agent and Registrar

      The transfer agent for each series of preferred stock will be described in the prospectus supplement.

                         DESCRIPTION OF PREFERENCE STOCK

      This prospectus describes certain general terms and provisions of our preference stock. When we offer to sell a particular series of preference stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preference stock. The preference stock will be issued under a certificate of designations relating to each series of preference stock and is also subject to our Certificate of Incorporation.

      Under our Certificate of Incorporation, our board of directors has the authority to issue shares of preference stock from time to time in distinctly designated series up to the maximum number of shares of preference stock authorized, with the terms of each series fixed by our board in the resolutions providing for the issuance of such series.

Terms of a Particular Series

      The prospectus supplement will describe the terms of any preference stock being offered, including:

o     the number of shares and designation or title of the shares;

o     any liquidation preference per share;

o     any date of maturity;

o     any redemption, repayment or sinking fund provisions;

o any dividend (which may be cumulative or non-cumulative) rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

o     any voting rights;

o if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

o whether the preference stock is convertible or exchangeable and, if so, the securities into which the preference stock is convertible or exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of conversion or exchange;

o the place or places where dividends and other payments on the preference stock will be payable; and

o     any  additional   voting,   dividend,   liquidation,   redemption  and
      other  rights, preferences, privileges, limitations and restrictions.

      All shares of preference stock offered will be fully paid and non-assessable.

Dividends

      If any preference stock were issued, it would rank junior to our preferred stock, if any, and senior to both classes of our common stock with respect to the payment of dividends.

Liquidation

      If any preference stock were issued, it would rank junior to our preferred stock, if any, and senior to both classes of our common stock with respect to liquidation rights.

Transfer Agent and Registrar

      The transfer agent for each series of preference stock will be described in the prospectus supplement.

Miscellaneous

      Our board of directors has the authority to create and issue a series of preference stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of preference stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control in us without any further stockholder action.

                         DESCRIPTION OF DEBT SECURITIES

      This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either senior or subordinated debt. We will issue debt securities that will be senior debt under the senior debt indenture dated December 7, 1995 between us and Citibank, N.A., as senior debt trustee, as supplemented. We will issue debt securities that will be subordinated debt under the subordinated debt indenture dated as of December 20, 2001 between us and Citibank, N.A, as subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the "indenture" and collectively as the "indentures." This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

      We have summarized certain terms and provisions of the indentures. The summaries are not complete and are subject to the terms of the senior debt indenture and the subordinated debt indenture, respectively, which are incorporated herein by reference. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See "--Subordinated Debt" and "--Certain Covenants."

      Neither indenture limits the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time.

Terms of a Particular Offering

      The prospectus supplement will describe the terms of any debt securities being offered, including:

o     classification as senior or subordinated debt securities;

o     the designation of the debt securities;

o     the aggregate principal amount of the debt securities;

o the percentage of their principal amount at which the debt securities will be issued;

o if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

o     the date or dates on which the debt securities will mature;

o the rate or rates per annum, if any, at which the debt securities will bear interest;

o     the times at which the interest will be payable;

o whether the debt securities are convertible or exchangeable and, if so, the securities or rights into which the debt securities are convertible or exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of conversion or exchange;

o the date after which the debt securities may be redeemed and the redemption price or any prepayment or sinking fund provisions;

o if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

o the currency or currencies in which the debt securities are issuable or payable;

o     the exchanges on which the debt securities may be listed;

o     whether the debt securities shall be issued in book-entry form; and

o any other specific terms, including any additional events of default or covenants.

      Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the trustees, which at the date hereof is 111 Wall Street, New York, New York 10005, Attention:
Citibank Agency & Trust, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

      Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in a prospectus supplement.

      Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in a prospectus supplement, in any other freely transferable currency.

      If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

      If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. We will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. We will make any required filings with the SEC and furnish certain information to the holders of the debt securities.

Senior Debt

      We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt (other than obligations preferred by mandatory provisions of law).

Subordinated Debt

      We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our "senior indebtedness." The subordinated debt indenture defines "senior indebtedness" as obligations of, or guaranteed or assumed by, us for borrowed money or leased property in capitalized lease or sale and leaseback transactions, or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. "Senior indebtedness" does not include nonrecourse obligations, the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to senior indebtedness. See the subordinated debt indenture, section 13.

      In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

o     any  insolvency  or  bankruptcy   proceedings,   or  any  receivership,
      liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

o a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist;

o the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 6 of the subordinated debt indenture; this declaration must not have been rescinded and annulled as provided in the subordinated debt indenture; or

o     any different or additional events described in a prospectus supplement.

      If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

      If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

      Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of debt securities of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Certain Covenants

      Definitions Applicable to Covenants Under Our Senior Debt Indenture. The following definitions shall be applicable to the senior debt covenants specified below:

      (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by our chairman, president or any vice chairman, any vice president, our treasurer or any assistant treasurer), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

      (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

      (iii) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on our books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to us or others or which is principally engaged in financing our operations outside the continental United States of America.

      (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

      (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by us or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of our Board of Directors, is of material importance to the total business conducted by us and our consolidated affiliates as an entity.

      (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, or by one or more Subsidiaries, or by us and one or more Subsidiaries.

      Limitation on Liens. For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of ours or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the senior debt securities (together with, if we shall so determine, any other indebtedness of us or such Manufacturing Subsidiary ranking equally with the senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of ours and our Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders equity of us and our consolidated subsidiaries, as determined in accordance with accounting principles generally accepted in the U.S. and shown on the audited consolidated balance sheet contained in the latest published annual report to our stockholders.

      The above restrictions shall not apply to Debt secured by:

      (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

      (ii) Mortgages on property existing at the time of acquisition of such property by us or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by us or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to us or a Manufacturing Subsidiary of improvements to such acquired property;

      (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to us or to another Subsidiary;

      (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with us or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Manufacturing Subsidiary;

      (v) Mortgages on property of ours or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

      (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

      The subordinated debt indenture does not include any limitation on our ability to incur these types of liens.

      Limitation on Sales and Lease-Backs. For the benefit of the senior debt securities, we will not, nor will we permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by us or any Manufacturing Subsidiary on the date that the senior debt securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between us and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by us or such Manufacturing Subsidiary to such person, unless either:

      (i) we or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the senior debt securities; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

      (ii) we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of ours or any Manufacturing Subsidiary (other than Debt owned by us or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

      The subordinated debt indenture does not include any limitations on sales and lease-backs.

Defeasance

      If the terms of a particular series of debt securities so provide, we may, at our option, (a) discharge its indebtedness and its obligations under the applicable indenture with respect to such series or (b) not comply with certain covenants contained in the applicable indenture with respect to such series, in each case by depositing funds or obligations issued or guaranteed by the United States of America with the trustee sufficient to pay and discharge the entire indebtedness of all outstanding debt securities of such series. Such defeasance is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Consolidation, Merger or Sale of Assets

      The indentures provide that we will not merge or consolidate with another corporation or sell or convey all or substantially all of our assets unless either we are the continuing corporation or the new corporation shall expressly assume the interest and principal due under the debt securities. In either case, the indentures provide that neither we nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the indentures provide that in the case of any such merger or consolidation, either we or the successor company may continue to issue securities under the indentures.

Modification of the Indenture

      The indentures contain provisions permitting us and the applicable trustee to modify or amend such indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under either such indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

o change the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of, or premium, if any, or interest, on any debt securities payable in any currency provided in such debt securities, without the consent of the holder of each debt security so affected; or

o in the case of debt securities that are convertible, change in any manner adverse to the holders, the amounts payable upon the redemption of the debt securities, the date, if any, on which the holders have the right to require us to repurchase the debt securities, or the transactions or events upon which the holders have the right to require us to repurchase the debt securities or the amounts payable upon the repurchase, or the circumstances under which the holders have the right to convert the debt securities or the amounts receivable upon conversion thereof; or

o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the indentures.

Events of Default

      An event of default with respect to any series of debt securities issued subject to the indentures is defined in the indentures as being:

o     default in payment of any principal or premium, if any, on such series;

o     default for 30 days in payment of any interest on such series;

o default for 90 days after notice in performance of any other covenant in the indentures; or

o     certain events of bankruptcy, insolvency or reorganization.

      If the terms of any series of subordinated debt provide for additional events of default, they will be described in a prospectus supplement.

      No event of default with respect to a particular series of debt securities issued under the indentures necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. In case an Event of Default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an Event of Default as set out in the fourth item listed above shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding under the applicable indenture, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any Event of Default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest on such debt security for which payment had not been subsequently made. We are required to file with each trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the applicable indenture. The indentures provides that the trustees may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

      Subject to the provisions of the indentures relating to the duties of the trustees in case an Event of Default shall occur and be continuing, the trustees shall be under no obligation to exercise any of their respective rights or powers under the indentures at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the trustees reasonable indemnity or security.

      Subject to such provisions for the indemnification of the trustees and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustees, or exercising any trust or power conferred on the trustees.

Concerning our Relationships with the Trustees

      Citibank, N.A. is the trustee under both the senior debt indenture and the subordinated debt indenture. It is also the trustee under an indenture for General Motors Nova Scotia Finance Company, for which we are the guarantor, as well as under various other indentures covering our outstanding notes and debentures. Citibank, N.A. and its affiliates act as depositary for funds of, make loans to, act as trustee and perform certain other services for, certain of our affiliates and us in the normal course of its business. As trustee of various trusts, it has purchased our securities and those of certain of our affiliates.

                        DESCRIPTION OF PURCHASE CONTRACTS

      We may issue purchase contracts for the purchase or sale of:

o debt securities or equity securities issued by us or securities of third parties (including any of our affiliates), a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

o     currencies; or

o     commodities.

      We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, a specified or varying number of securities, currencies or commodities at a purchase price, which may be based on a formula, at a future date. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The purchase contracts may be entered into separately or as a part of units.

      The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

                        DESCRIPTION OF DEPOSITARY SHARES

      We may, at our option, elect to offer fractional shares of preferred stock or preference stock, rather than full shares of preferred stock or preference stock. If we exercise this option, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in a prospectus supplement) of a share of a particular series of preferred stock or preference stock.

      The shares of any series of preferred stock or preference stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock or preference stock underlying the depositary share, to all the rights and preferences of the preferred stock or preference stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

      The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock or preference stock underlying the depositary shares in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts, forms of which have been filed as exhibits to the registration statement.

      Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Withdrawal of Underlying Preferred Stock or Preference Stock

      Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock or preference stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock or preference stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock or preference stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.

Redemption of Depositary Shares

      If a series of preferred stock or preference stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

      Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock or preference stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock or preference stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock or preference stock.

Conversion of Preferred Stock or Preference Stock

      If the prospectus supplement relating to the depositary shares says that the deposited preferred stock or preference stock is convertible into or exchangeable for either class of our common stock or shares of another series of our or our affiliates' preferred stock or preference stock, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions directing the conversion or exchange of the preferred stock or preference stock represented by the depositary shares into or for whole shares of the applicable class of our common stock or shares of another series of our or our affiliates' preferred stock or preference stock. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock or preference stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Depositary Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock or preference stock is convertible or exchangeable or (b) there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for any permitted withdrawal of shares of underlying stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Reports

      The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.

Limitation on Liability

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                             DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, equity securities or securities of third parties (including any of our affiliates) or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

      The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

Warrants

      The prospectus supplement will describe the terms of any warrants being offered, including:

o     the title and the aggregate number of warrants;

o     the price or prices at which the warrants will be issued;

o the currency or currencies in which the price of the warrants will be payable;

o the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

o the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

o the periods during which, and places at which, the warrants are exercisable;

o     the date or dates on which the warrants will expire;

o     the terms of any mandatory or optional call provisions;

o the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

o whether the warrants will be sold separately or with other securities as part of a unit;

o if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

o if applicable, the date on and after which the warrants and the related securities will be separately transferable;

o any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

o     the identity of the warrant agent;

o     the exchanges, if any, on which the warrants may be listed;

o the maximum or minimum number of warrants which may be exercised at any time;

o     whether the warrants shall be issued in book-entry form; and

o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

      We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement filed with the SEC or to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

Significant Provisions of the Warrant Agreements

      The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

      Modifications without Consent of Warrant Holders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

o     cure any ambiguity;

o     cure, correct or supplement any defective or inconsistent provision;

o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

o     reduce the exercise price of the warrants.

      Modifications with Consent of Warrant Holders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

o     change the exercise price of the warrants;

o reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

o     shorten the period of time during which the warrants may be exercised;

o     materially and adversely affect the rights of the owners of the warrants;
      or

o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

      Consolidation, Merger or Sale of Assets. If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See "Description of Debt Securities--Certain Covenants" and "Description of Debt Securities--Consolidation, Merger or Sale of Assets."

      Enforceability of Rights of Warrant Holders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including $1-2/3 par value common stock, Class H common stock, preference stock or preferred stock, or any other warrant property purchasable upon exercise of the warrants, including, without limitation, the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              DESCRIPTION OF UNITS

      We may issue units consisting of one or more debt securities or other securities, including $1-2/3 par value common stock, Class H common stock, preference stock, preferred stock, purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

      The applicable prospectus supplement will describe:

o the designation and the terms of the units and of the debt securities, preferred stock, preference stock, $1-2/3 par value common stock, Class H common stock, purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

o     any additional terms of the governing unit agreement;

o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, preference stock, $1-2/3 par value common stock, Class H common stock, purchase contracts, depositary shares or warrants constituting the units; and

o     any applicable United States federal income tax consequences.

      The terms and conditions described under "Description of Debt Securities," "Description of Preferred Stock," "Description of Preference Stock," "Description of $1-2/3 Par Value Common Stock and Class H Common Stock," "Description of Purchase Contracts," "Description of Depositary Shares," "Description of Warrants" and those described below under "--Significant Provisions of the Unit Agreement" will apply to each unit and to any debt security, preferred stock, preference stock, $1-2/3 par value common stock, Class H common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

      The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, preference stock, $1-2/3 par value common stock, Class H common stock, purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

      Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

      Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

      Remedies. Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

      Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

      If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

      Absence of Protections against All Potential Actions. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

      Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

o     cure any ambiguity;

o     correct or supplement any defective or inconsistent provision; or

o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

o materially adversely affect the holders' units or the terms of the unit agreement (other than terms related to the three clauses described above under "--Modification without Consent of Holders"); or

o reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the three clauses described above under "--Modification without Consent of Holders").

      Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under "Description of Debt Securities--Modification and Waiver."

      Consolidation, Merger or Sale of Assets. The unit agreement provides that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

o we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

o the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

o immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

o we or the surviving entity will have delivered to the unit agents an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

      If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures with the same effect as if such successor corporation had been named as us. Except for any lease or any sale, assignment, conveyance, transfer, lease or other disposition to certain of our subsidiaries, we will be discharged from all obligations and covenants under the indentures and the debt securities.

      Unit Agreement Not Qualified Under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

      Title. We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

      New York Law to Govern. The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

                               FORMS OF SECURITIES

      Unless otherwise indicated in a prospectus supplement, the debt securities, purchase contracts, warrants and units will be issued in the form of one or more fully registered global securities (a "Global Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of the Depository's nominee. Beneficial interests in a Global Security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the Depository. Investors may elect to hold interests in the Global Securities through DTC. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

      The Depository has advised us that it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

o securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;

o     banks and trust companies;

o     clearing corporations; and

o     certain other organizations.

      Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

      The Depository advises that pursuant to procedures established by it:

o upon issuance of a Global Security, the Depository will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the securities with the respective principal or face amounts of securities beneficially owned by such participants; and

o ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Security).

      The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to own, transfer or pledge beneficial interests in a Global Security is limited to such extent.

      As long as the Depository's nominee is the registered owner of a Global Security, such nominee for all purposes will be considered the sole owner or holder of the securities represented by the Global Security. Except as provided below, you will not:

o     be entitled to have any of the securities registered in your name;

o receive or be entitled to receive physical delivery of the securities in definitive form; or

o be considered the owners or holders of the securities under the applicable indenture, purchase contract agreement, warrant agreement or unit agreement.

      Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to purchase contracts, warrants or units, represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. Neither we, the trustees, any unit agent, purchase contract agent, warrant agent, paying agent or any other agent for payment on or registration of transfer or exchange of any Global Security nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      If the Depository is at any time unwilling or unable to continue as depositary and we have not appointed a successor depositary within 90 days, we will issue securities in definitive form in exchange for the Global Securities. In addition, we may at any time determine not to have the securities represented by Global Securities and, in such event, will issue securities in definitive form in exchange for the Global Securities. In either instance, an owner of a beneficial interest in a Global Security will be entitled to have securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the securities in definitive form. No service charge will be made for any transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                              PLAN OF DISTRIBUTION

      We are registering and may offer from time to time up to $10,000,000,000 of our debt securities, $1-2/3 par value common stock, Class H common stock, preference stock, preferred stock, purchase contracts, depositary shares, warrants and units. Some of these securities may, pursuant to their terms, be mandatorily convertible into or mandatorily exchangeable for securities issued or to be issued by us or any third party, including any of our affiliates.

      A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including:

o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

o the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

o     any securities exchanges on which the securities may be listed.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      We may sell the securities for cash, or in exchange for satisfaction of our outstanding liabilities to certain of our creditors, in any of the following ways (or in any combination thereof):

o     directly to purchasers;

o     through agents;

o     through underwriters;

o     through dealers;

o     through remarketing firms; and

o through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

      We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

      We may use agents to sell the securities. Any such agents, who may be deemed to be an underwriter as that terms is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

By Underwriters

      If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement or exchange agreement, as applicable, with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

      If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers

      If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing Firms

      We may use a remarketing firm to offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will also describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Delayed Delivery Contracts

      If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

o     commercial and savings banks;

o     insurance companies;

o     pension funds;

o     investment companies;

o     educational and charitable institutions; and

o     other institutions.

      All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet or Bidding or Ordering System

      We may also offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold. The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

General Information

      The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.

      We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

      In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

                                  LEGAL MATTERS

      The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Martin I. Darvick, Esq., an attorney on our legal staff, and for the agents by Davis Polk & Wardwell. Mr. Darvick owns shares and holds options to purchase shares of our $1-2/3 par value common stock and owns shares of our Class H common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of our Board of Directors and has acted as counsel to us and certain of our affiliates in various matters.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated into this prospectus by reference from the General Motors Corporation Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and the related financial statement schedule incorporated into this prospectus by reference from the Hughes Electronics Corporation Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2003

PROSPECTUS

                                 $10,000,000,000
                   GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY
                                 Debt Securities

                  guaranteed absolutely and unconditionally by
                           GENERAL MOTORS CORPORATION

                   -------------------------------------------


      We may offer from time to time debt securities and guarantees of debt securities. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $10,000,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplemental prospectus carefully before you invest.

                   -------------------------------------------

      We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

                   -------------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 _________, 2003

      You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying supplemental prospectus. GM Nova Scotia and General Motors have not authorized anyone to provide you with different information or to make any additional representations. GM Nova Scotia and General Motors are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of such documents.

                   -------------------------------------------

                                Table of Contents

About this Prospectus.................................................. 1
Principal Executive Offices............................................ 1
Where You Can Find More Information.................................... 1
Incorporation of Certain Documents by Reference........................ 2
Description of General Motors Nova Scotia Finance Company.............. 3
Ratio of Earnings to Fixed Charges for General Motors Corporation...... 5
Use of Proceeds........................................................ 5
Description of Debt Securities......................................... 6
Plan of Distribution...................................................14
Legal Matters..........................................................17
Experts................................................................17
Appendix I:  Form of Guarantee.........................................A-1




      Unless the context indicates otherwise, "Issuer" or "GM Nova Scotia" means General Motors Nova Scotia Finance Company, "Guarantor," "General Motors" or "GM" means General Motors Corporation, and the words "we", "our", "ours" and "us" refer to General Motors Nova Scotia Finance Company.

      Any agent's commissions or dealer or underwriter's discounts in relation to the sale of debt securities covered by this prospectus will be set forth in the applicable prospectus supplement. The net proceeds we receive from such sale will be (a) the purchase price of the debt securities less such agent's commission, (b) the purchase price of the debt securities, in the case of a dealer, or (c) the public offering price of the debt securities less such underwriter's discount. There will be an additional deduction from the proceeds in the case of (a), (b) and (c), for other related issuance expenses. Our aggregate proceeds from all debt securities sold will be the purchase price of the debt securities sold less the aggregate of the agents' commissions, the underwriter discounts and any other expenses of issuance and distribution.

                              ABOUT THIS PROSPECTUS

      This prospectus, along with a prospectus for General Motors Corporation, is part of a registration statement that General Motors filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a "shelf" registration process. Under this shelf process, we may sell our guaranteed debt securities and General Motors Corporation may sell certain GM securities, as described in the related prospectus, in one or more offerings. The total dollar amount of any securities sold by us and General Motors Corporation under the registration statement may not exceed $10,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under "Incorporation of Certain Documents By Reference."

                           PRINCIPAL EXECUTIVE OFFICES

      GM Nova Scotia's principal executive offices are located at 1908 Colonel Sam Dr., Oshawa, Ontario L1H 8P7, and the telephone number is (905) 644-5000.

      General Motors' principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and the telephone number is (313) 556-5000. General Motors maintains a website at www.gm.com. We are not incorporating the contents of General Motors' website into this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      General Motors files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that General Motors files at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and schedules thereto. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where the GM $1-2/3 par value common stock and GM Class H common stock are listed, as well as at the offices of the following stock exchanges where the GM $1-2/3 par value common stock is also listed in the United States: the Chicago Stock Exchange, Inc., One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605; the Pacific Stock Exchange, Inc., 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 95104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" information General Motors files with them, which means that we can disclose important information about General Motors to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that General Motors files later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that General Motors previously filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, except as noted below. These documents contain important information about General Motors and its finances.

SEC Filings (File No. 1-143)             Period
----------------------------             ------

Annual Report on Form 10-K               Year ended December 31, 2001
Quarterly Reports on Form 10-Q           Quarters ended March 31, 2002, June
                                         30, 2002 and September 30, 2002
Current Reports on Form 8-K              Dates filed:  January 3, 2002,  January
                                         10, 2002*,  January 16, 2002,  February
                                         1,  2002,   February  25,  2002  (3**),
                                         February  25,  2002*,  March  1,  2002,
                                         March 5,  2002,  March 6,  2002,  March
                                         13,  2002,  April 2,  2002,  April  16,
                                         2002,  May 1, 2002 (2),  June 3,  2002,
                                         June 4, 2002,  June 24,  2002,  July 2,
                                         2002,  July 3,  2002,  July  11,  2002,
                                         July 16,  2002  (2),  July  31,  2002*,
                                         August 1, 2002,  August 6, 2002, August
                                         14, 2002,  August 14, 2002 (2*), August
                                         21,    2002*,    September   4,   2002,
                                         September 25,  2002*,  October 1, 2002,
                                         October 8,  2002*,  October  15,  2002,
                                         October 17,  2002,  October  23,  2002,
                                         November  1,  2002,  November  4, 2002,
                                         November  27,  2002,  December  3, 2002
                                         (3),  December 10,  2002,  December 16,
                                         2002*,  December  19,  2002*,  December
                                         19, 2002,  January 3, 2003,  January 9,
                                         2003 (2*),  January 10,  2003,  January
                                         16, 2003,  February 3, 2003,  February
                                         13, 2003*, February 25, 2003, February
                                         27, 2003* and February 28, 2003

-----------------
* Reports submitted to the SEC under Item 9, Regulation FD Disclosure. Pursuant to General Instruction B of Form 8-K, the reports submitted under Item 9 are not deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 and we are not subject to the liabilities of that section. We are not incorporating, and will not incorporate by reference future filings of, these reports into a filing under the Securities Act of 1933, the Securities Exchange Act of 1934 or into this registration statement.

** Includes a Form 8-K Amendment by subsequent filing on the same day.

      You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such prospectus, at no cost, by writing or telephoning the office of Paul W. Schmidt, Controller, at the following address and telephone number:

                        General Motors Corporation
                        300 Renaissance Center
                        Detroit, Michigan  48265-3000
                        Tel: (313) 556-5000

            DESCRIPTION OF GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

      General Motors Nova Scotia Finance Company, organized on September 28, 2001 as a Nova Scotia unlimited liability company, is a direct, wholly owned subsidiary of General Motors. GM Nova Scotia has no independent operations other than acting as a finance company for General Motors Corporation and its affiliates. GM Nova Scotia does not, and will not, file separate reports with the SEC.

Description of General Motors Corporation

      General Motors Corporation is primarily engaged in the automotive and, through its wholly-owned subsidiary, Hughes Electronics Corporation, the communications services industries. General Motors is the world's largest manufacturer of automotive vehicles. General Motors also has financing and insurance operations and, to a lesser extent, is engaged in other industries.

General Motors' automotive segment is comprised of four regions:

o     GM North America;

o     GM Europe;

o     GM Latin America/Africa/Mid-East; and

o     GM Asia Pacific.

      GM North America designs, manufactures and/or markets vehicles primarily in North America under the following nameplates:

      o     Chevrolet     o     GMC         o     Buick       o     Saturn
      o     Pontiac       o     Oldsmobile  o     Cadillac    o     Hummer

      GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific meet the demands of customers outside North America with vehicles designed, manufactured and/or marketed under the following nameplates:

      o     Opel         o     Holden      o     Buick       o     GMC
      o     Vauxhall     o     Saab        o     Chevrolet   o     Cadillac

      General Motors' automotive regions also have equity ownership in Fiat, S.p.A., Fuji Heavy Industries Ltd., Suzuki Motor Corporation, Isuzu Motors Limited, Shanghai General Motors Corporation and GM Daewoo Auto & Technology Company. These alliances design, manufacture and market vehicles under the following nameplates:

               o     Fiat         o     Subaru     o     Isuzu
               o     Alfa Romeo   o     Suzuki     o     Daewoo

      General Motors' communications services relate to Hughes, which includes digital entertainment, information and communications services and satellite-based private business networks.

      General Motors' financing and insurance operations primarily relate to General Motors Acceptance Corporation, which provides a broad range of financial services, including consumer vehicle financing, full-service leasing and fleet leasing, dealer financing, car and truck extended service contracts, residential and commercial mortgage services, commercial and vehicle insurance and asset-based lending. For more information about GMAC, see the documents publicly filed by GMAC with the SEC, including GMAC's Annual Report on Form 10-K for the year ended December 31, 2001, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and its various Current Reports on Form 8-K.

      General Motors' other industrial operations include the designing, manufacturing and marketing of locomotives and other heavy-duty transmissions.

      Substantially all of General Motors' automotive-related products are marketed through retail dealers and through distributors and jobbers in the United States, Canada and Mexico, and through distributors and dealers overseas. At December 31, 2002, there were approximately 7,600 GM vehicle dealers in the United States, 800 in Canada and 200 in Mexico. Additionally, there were a total of approximately 11,800 outlets overseas which include dealers and authorized sales, service and parts outlets.

        RATIO OF EARNINGS TO FIXED CHARGES FOR GENERAL MOTORS CORPORATION

      The following table presents the ratio of earnings to fixed charges for General Motors for the periods indicated:

        Nine Months Ended                       Years Ended
          September 30,                         December 31,
        -----------------      ---------------------------------------------
         2002       2001       2001      2000       1999      1998      1997
         1.10       1.16       1.16      1.72       2.13      1.73      2.23

      General Motors computes the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of GM and its consolidated subsidiaries. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 USE OF PROCEEDS

      All or a substantial portion of the proceeds from the sale of the debt securities will be lent by GM Nova Scotia to General Motors or its affiliates, and General Motors or such affiliates will use such proceeds for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

General

      This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture dated as of October 15, 2001 among GM Nova Scotia, as issuer, General Motors, as guarantor, and Citibank, N.A., as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

      We have summarized certain terms and provisions of the indenture. The summaries are not complete and are subject to the terms of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

      The indenture provides that additional debt securities and guarantees may be issued without limitation as to aggregate principal amount, but only as authorized by GM Nova Scotia's and General Motors' boards of directors or committees thereof.

Terms of a Particular Offering

      The prospectus supplement will describe the terms of any debt securities being offered, including:

o     the designation of the debt securities;

o     the aggregate principal amount of the debt securities;

o the percentage of their principal amount at which the debt securities will be issued;

o     the date or dates on which the debt securities will mature;

o the rate or rates per annum, if any, at which the debt securities will bear interest;

o     the times at which the interest will be payable;

o the date after which the debt securities may be redeemed and the redemption price or any prepayment or sinking fund provisions;

o if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

o the currency or currencies in which the debt securities are issuable or payable;

o     the exchanges on which the debt securities may be listed;

o     whether the debt securities shall be issued in book-entry form; and

o any other specific terms, including any additional events of default or covenants.

      Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the trustee, which at the date hereof is 111 Wall Street, New York, New York 10005, Attention:
Citibank Agency & Trust, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

      The debt securities will be unsecured and unsubordinated and will rank pari passu with all our other unsecured and unsubordinated obligations (other than obligations preferred by mandatory provisions of law).

      Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the accompanying prospectus supplement.

      Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in the accompanying prospectus supplement, in any other freely transferable currency.

      If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

      If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" constitutes an issuer tender offer under the Exchange Act. We will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. We will make any required filings with the Commission and furnish certain information to the holders of the debt securities.

Guarantee

      General Motors, in its capacity as guarantor, will guarantee (each, a "guarantee") the punctual payment of the principal of, premium, if any, and interest and all other amounts payable on the debt securities, when and as the same are due and payable. Each guarantee is absolute and unconditional, irrespective of any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. To evidence the guarantee, a guarantee, executed by General Motors, will be endorsed on each debt security. A form of the guarantee is attached hereto as Appendix I.

Book-Entry, Delivery and Form

      Unless otherwise indicated in a prospectus supplement, the debt securities will be offered and sold in principal amounts of U.S. $1,000 and integral multiples thereof. The debt securities will be issued in the form of one or more fully registered global debt securities (a "Global Security") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of the Depository's nominee. Beneficial interests in Global Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository. Investors may elect to hold interests in Global Securities through DTC. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

      The Depository has advised us that it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include:

o     securities  brokers  and  dealers,   including  underwriters  named  in
      a  prospectus supplement;

o     banks and trust companies;

o     clearing corporations; and

o     certain other organizations.

      Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

      The Depository advises that pursuant to procedures established by it:

o upon issuance of a Global Security, the Depository will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the debt securities with the respective principal amounts of debt securities beneficially owned by such participants; and

o ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Securities).

      The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to own, transfer or pledge beneficial interests in a Global Security is limited to such extent.

      As long as the Depository's nominee is the registered owner of the Global Securities, such nominee for all purposes will be considered the sole owner or holder of the debt securities under the indenture. Except as provided below, you will not:

o     be entitled to have any of the debt securities registered in your name;

o receive or be entitled to receive physical delivery of the debt securities in definitive form; or

o be considered the owners or holders of the debt securities under the indenture.

      GM Nova Scotia, General Motors, the trustee, any paying agent and the Depository will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Principal, premium, if any, and interest payments on the debt securities registered in the name of the Depository's nominee will be made by the trustee to the Depository's nominee as the registered owner of the Global Securities. Under the terms of the indenture, GM Nova Scotia, General Motors and the trustee will treat the persons in whose names the debt securities are registered as the owners of the debt securities for the purpose of receiving payment of principal, premium, if any, and interest on the debt securities and for all other purposes whatsoever. Therefore, GM Nova Scotia and General Motors do not have, and neither the trustee nor any paying agent has, any direct responsibility or liability for the payment of principal, premium, if any, or interest on the debt securities to owners of beneficial interests in the Global Securities. The Depositary has advised GM Nova Scotia, General Motors and the trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Securities as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the Global Securities will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name".

      Individual certificates in respect of the debt securities will not be issued in exchange for the Global Securities, except in very limited circumstances. If the Depository is at any time unwilling or unable to continue as depositary and GM Nova Scotia has not appointed a successor depositary within 90 days, GM Nova Scotia will issue debt securities in definitive form in exchange for the Global Securities. In addition, GM Nova Scotia may at any time determine not to have the debt securities represented by the Global Securities and, in such event, will issue debt securities in definitive form in exchange for the Global Securities. In either instance, an owner of a beneficial interest in Global Securities will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the debt securities in definitive form. Debt securities so issued in definitive form will be issued in denominations of U.S. $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the debt securities, but GM Nova Scotia may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Title to book-entry interests in the debt securities will pass by book-entry registration of the transfer within the records of DTC, in accordance with its procedures. Book-entry interests in the debt securities may be transferred within DTC in accordance with procedures established for this purpose by DTC.

Global Clearance and Settlement Procedures

      Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with Depository rules.

Further Issues

      GM Nova Scotia may from time to time, without notice to or the consent of the registered holders of the debt securities, create and issue further debt securities ranking pari passu with the debt securities in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities having guarantees endorsed thereon. Such further debt securities may be consolidated and form a single series with the debt securities and have the same terms as to status, redemption or otherwise as the debt securities.

Certain Covenants of General Motors Corporation

      Definitions Applicable to Covenants. The following definitions shall be applicable to the covenants of General Motors in the indenture in its capacity as guarantor:

      (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of General Motors), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

      (ii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

      (iii) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which General Motors investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on the books of General Motors as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing

Subsidiary" shall not include Hughes Electronics Corporation and its Subsidiaries, General Motors Acceptance Corporation and its Subsidiaries (or any corporate successor of any of them) or any other Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to General Motors or others or which is principally engaged in financing General Motors operations outside the continental United States of America.

      (iv) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

      (v) "Principal Domestic Manufacturing Property" means any manufacturing plant or facility owned by General Motors or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by General Motors and its consolidated affiliates as an entity.

      (vi) "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by General Motors, or by one or more Subsidiaries, or by General Motors and one or more Subsidiaries.

      Limitation on Liens. For the benefit of the debt securities, General Motors will not, nor will it permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of General Motors or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the guarantees (together with, if General Motors shall so determine, any other indebtedness of General Motors or such Manufacturing Subsidiary ranking equally with the guarantees and then existing or thereafter created) shall be secured equally and ratably with such secured Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of General Motors and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vi) of the immediately following paragraph, does not at the time exceed 20% of the stockholders' equity of General Motors and its consolidated subsidiaries, as determined in accordance with accounting principles generally accepted in the U.S. and shown on the audited consolidated balance sheet contained in the latest published annual report to the stockholders of General Motors.

      The above restrictions shall not apply to Debt secured by:

      (i) Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

      (ii) Mortgages on property existing at the time of acquisition of such property by General Motors or a Manufacturing Subsidiary, or Mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by General Motors or a Manufacturing Subsidiary or to secure any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Mortgages to secure any Debt incurred for the purpose of financing the cost to General Motors or a Manufacturing Subsidiary of improvements to such acquired property;

      (iii) Mortgages securing Debt of a Manufacturing Subsidiary owing to General Motors or to another Subsidiary;

      (iv) Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with General Motors or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to General Motors or a Manufacturing Subsidiary;

      (v) Mortgages on property of General Motors or a Manufacturing Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages; or

      (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (v); provided, however, that the principal amount of Debt secured thereby shall not exceed by more than 115% the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

      Limitation on Sale and Lease-Back. For the benefit of the debt securities, General Motors will not, nor will it permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by General Motors or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by General Motors or any Manufacturing Subsidiary on the date that the debt securities are originally issued (except for temporary leases for a term of not more than five years and except for leases between General Motors and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by General Motors or such Manufacturing Subsidiary to such person, unless either:

      (i) General Motors or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the guarantees; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vi) of such covenant); or

      (ii) General Motors shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 180 days of the effective date of any such arrangement, of Debt of General Motors or any Manufacturing Subsidiary (other than Debt owned by General Motors or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

Defeasance

      The indenture provides that either GM Nova Scotia or General Motors, in its capacity as guarantor, may, at its option, (a) discharge its indebtedness and its obligations under the indenture with respect to the debt securities or
(b) not comply with certain covenants contained in the indenture with respect to the debt securities, in each case by depositing trust funds or obligations guaranteed by the United States of America with the trustee sufficient to pay and discharge the entire indebtedness of all outstanding debt securities of such series. Such defeasance is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such defeasance had not occurred.

Consolidation, Merger or Sale of Assets; Assumption

      The indenture provides that neither GM Nova Scotia nor General Motors, will merge or consolidate with another corporation or sell or convey all or substantially all of its assets unless either GM Nova Scotia or General Motors, as the case may be, is the continuing corporation or the new corporation expressly assumes the interest and principal, or guarantee, as the case may be, and all other amounts due under the debt securities or guarantees. In either case, the indenture provides that neither GM Nova Scotia nor General Motors, as the case may be, nor any successor companies may be in default of performance immediately after a merger or consolidation. Additionally, the indenture provides that in the case of any such merger or consolidation, either GM Nova Scotia or its successor company may continue to issue securities under the indenture.

      General Motors or any wholly-owned subsidiary of General Motors organized and existing under United States or Canadian law may, without merging or consolidating with or acquiring all or substantially all of the assets of GM Nova Scotia, assume the due and punctual payment of the principal, interest and any additional amounts on all the debt securities. If the assuming corporation is not General Motors, then General Motors shall unconditionally guarantee payment of the obligations assumed as fully and to the same extent as it guarantees the obligation prior to assumption. Such assumption is subject to other conditions including receipt of a tax opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such assumption and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such assumption had not occurred.

Modification of the Indenture

      The indenture contains provisions permitting GM Nova Scotia, General Motors and the trustee to modify or amend the indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under such indenture which are affected by such modification or amendment, voting as one class, provided that no such modification shall:

o extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest thereon payable in any coin or currency other than so provided in the debt securities, without the consent of the holder of each debt security so affected; or

o reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the indenture.

Events of Default

      An event of default with respect to any series of debt securities issued subject to the indenture is defined in the indenture as being:

o     default in payment of any principal or premium, if any, on such series;

o default for 30 days in payment of any interest (including Additional Amounts) on such series;

o default for 90 days after notice in performance of any other covenant in the indenture; or

o     certain events of bankruptcy, insolvency or reorganization.

      No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. In case an event of default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an event of default as set out in the fourth item listed above shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any event of default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, except in a case of failure to pay principal or premium, if any, or interest (including Additional Amounts) on such debt security for which payment had not been subsequently made. GM Nova Scotia and General Motors are each required to file with the trustee annually an Officers' Certificate as to the absence of certain defaults under the terms of the indenture. The indenture provides that the trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

      Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the trustee reasonable indemnity or security.

      Subject to such provisions for the indemnification of the trustee and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Concerning the Trustee

      Citibank, N.A. is the trustee under the indenture. It is also trustee under various indentures covering outstanding notes and debentures of General Motors. Citibank, N.A. and its affiliates act as depositary for funds of, make loans to, act as trustee and perform certain other services for, General Motors and certain of General Motors' affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of General Motors and those of certain of its affiliates.

                              PLAN OF DISTRIBUTION

      A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including:

o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

o the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

o     any securities exchanges on which the securities may be listed.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      We may sell the securities in any of the following ways (or in any combination thereof):

o     directly to purchasers;

o     through agents;

o     through underwriters;

o     through dealers;

o     through remarketing firms; and

o through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

      We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

      We may use agents to sell the securities. Any such agents, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

By Underwriters

      If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

      If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers

      If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing Firms

        We may use a remarketing firm to offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will also describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Delayed Delivery Contracts

      If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

o     commercial and savings banks;

o     insurance companies;

o     pension funds;

o     investment companies;

o     educational and charitable institutions; and

o     other institutions.

      All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet or Bidding or Ordering System

      We may also offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

      The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

General Information

      The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.

      We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

      Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

      In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

                                  LEGAL MATTERS

      The validity of the debt securities in respect of which this prospectus is being delivered will be passed upon for GM Nova Scotia and General Motors by Martin I. Darvick, Esq., an attorney on General Motors' Legal Staff, and for the agents by Davis Polk & Wardwell. Mr. Darvick and Davis Polk & Wardwell will rely on Stewart McKelvey Stirling Scales as to matters of Nova Scotia law. Mr. Darvick owns shares and holds options to purchase shares of General Motors $1-2/3 par value common stock and owns shares of General Motors Class H common stock, $0.10 par value. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of General Motors' Board of Directors and has acted as counsel to General Motors and certain of its affiliates in various matters.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated into this prospectus by reference from the General Motors Corporation Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   Appendix I


                                FORM OF GUARANTEE

      General Motors Corporation (the "Guarantor") hereby unconditionally guarantees to the holder of this debt security duly authenticated and delivered by the Trustee, the due and punctual payment of the principal, and premium, if any, of, and interest (together with any Additional Amounts payable pursuant to the terms of this debt security), on this debt security, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this debt security and of the Indenture. In case of default by General Motors Nova Scotia Finance Company (the "Issuer") in the payment of any such principal, interest (together with any Additional Amounts payable pursuant to the terms of this debt security), the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of any extension of the time for payment of this debt security, any modification of this debt security, any invalidity, irregularity or unenforceability of this debt security or the Indenture, any failure to enforce the same or any waiver, modification or indulgence granted to the Issuer with respect thereto by the holder of this debt security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this debt security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this debt security except by payment in full of the principal of, and interest (together with any Additional Amounts payable pursuant to the terms of this debt security), thereon.

      The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder
(i) to be subrogated to the rights of a holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

      This guarantee shall not be valid or become obligatory for any purpose with respect to this Debt Security until the certificate of authentication on this debt security shall have been signed by the Trustee.

      This guarantee is governed by the laws of the State of New York.

      IN WITNESS WHEREOF, General Motors Corporation has caused this guarantee to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                          GENERAL MOTORS CORPORATION

                                          By:
                                             ---------------------------


                                          By:
                                             ---------------------------

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                               Amount to be Paid
                                               -----------------

      Registration fee.......................     $   809,000
      Printing...............................         120,000
      Legal fees and expenses (including
         Blue Sky fees)......................         100,000
      Trustee fees...........................
      Rating Agency fees.....................
      Accounting fees and expenses...........          90,000
      Miscellaneous..........................          80,000
                                                  -----------
      Total..................................     $ 1,199,000
                                                  ===========

Item 15.  Indemnification of Directors and Officers.

General Motors

      Under Section 145 of the Delaware Corporation Law, General Motors is empowered to indemnify its directors and officers as provided therein.

      General Motors' Certificate of Incorporation, as amended, provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Under Article V of its Bylaws, General Motors shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving at the request of General Motors as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors. General Motors shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article V of the Bylaws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the Bylaws is not paid in full within ninety days after a written claim therefor has been received by General Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of General Motors' Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      General Motors is insured against liabilities which it may incur by reason of Article V of its Bylaws. In addition, directors and officers are insured, at General Motors' expense, against some liabilities which might arise out of their employment and not be subject to indemnification under Article V of the Bylaws.

      Pursuant to a resolution adopted by General Motors' Board of Directors on December 1, 1975, General Motors, to the fullest extent permissible under law, will indemnify, and has purchased insurance on behalf of, its directors or officers and subsidiaries, including General Motors Nova Scotia Finance Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974, as amended, or any amendatory or comparable legislation or regulation thereunder.

General Motors Nova Scotia Finance Company

      Under applicable Canadian law, General Motors Nova Scotia Finance Company is permitted to indemnify its officers and directors on terms acceptable to its shareholders. The Articles of Association of General Motors Nova Scotia Finance Company provide that no director or officer, former director or officer, or person who acts or acted at General Motors Nova Scotia Finance Company request, as a director or officer of General Motors Nova Scotia Finance Company, a body corporate, partnership or other association of which General Motors Nova Scotia Finance Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense of any kind which happens in the execution of the duties of such person or in relation thereto. The Articles of Association of General Motors Nova Scotia Finance Company also provide that no director or officer, former director or officer, or person who acts or acted at General Motors Nova Scotia Finance Company's request, as a director or officer of General Motors Nova Scotia Finance Company, a body corporate, partnership or other association of which General Motors Nova Scotia Finance Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by General Motors Nova Scotia Finance Company against, and it shall be the duty of the directors out of the funds of General Motors Nova Scotia Finance Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of General Motors Nova Scotia Finance Company or such body corporate, partnership or other association, whether General Motors Nova Scotia Finance Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of General Motors Nova Scotia Finance Company and have priority as against the shareholders over all other claims. As a subsidiary of General Motors, General Motors Nova Scotia Finance Company is insured against liabilities which it may incur by reason of the foregoing provisions of its Articles of Association and directors and officers of General Motors Nova Scotia Finance Company are insured against some liabilities which might arise out of their employment and not be subject to the indemnification contained in the Articles of Association of General Motors Nova Scotia Finance Company as previously described.

Item 16.  Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed as part of this Registration
Statement:

Exhibit No.                               Document
-----------    ----------------------------------------------------------------
    1(a)       Form of proposed Underwriting Agreement of GM relating to Debt
               Securities (including form of Delayed Delivery Contract)*
    1(b)       Form of proposed Underwriting Agreement of GM relating to
               Convertible Debt Securities*******
    1(c)       Form of proposed Underwriting Agreement of GM relating to $1-2/3
               Par Value Common Stock, Class H Common Stock, Preference Stock,
               Preferred Stock, Depositary Shares, Purchase Contracts, Warrants and Units****
    1(d)       Form of proposed Underwriting Agreement of GM Nova Scotia
               relating to Debt Securities (including form of Delayed Delivery
               Contract)****

    1(e)       Form of proposed Purchase Agreement of GM*
    1(f)       Form of proposed Selling Agent Agreement of GM*
    1(g)       Form of Prospectus Supplement (Medium-Term Notes) of GM******
    1(h)       Form of Fixed Rate Pricing Supplement (Medium-Term Notes) of GM**
    1(i)       Form of Floating Rate Pricing Supplement (Medium-Term Notes) of
               GM**
    1(j)       Form of proposed Exchange Agreement of GM relating to issuance of $1-2/3 Par Value Common Stock or Class H common stock in exchange for outstanding indebtedness of GM****
    4(a)       Form of Senior Debt Indenture between GM and Citibank N.A.*****
    4(b)       Form of First Supplement to Senior Debt Indenture between GM and
               Citibank N.A.*******
    4(c)       Form of Subordinated Debt Indenture between GM and
               Citibank N.A.******
    4(d)       Form of Indenture among GM Nova Scotia, GM and Citibank N.A.***
    4(e)       Forms of Global (Senior) Note and Medium-Term Note of GM*
    4(f)       Forms of Global (Senior) Convertible Notes of GM*******
    4(g)       Form of Global (Subordinated) Note of GM******
    4(h)       Form of Guarantee between GM Nova Scotia and GM, as Guarantor***
    4(i)       Form of Note of GM Nova Scotia***
    4(j)       Specimen certificate for shares of $1-2/3 par value common stock of GM****
    4(k)       Specimen certificate for shares of Class H common stock of
               GM********
    4(l)       Form of proposed Certificate of Designation, Preference and
               Rights for preferred stock of GM****
    4(m)       Form of proposed Certificate of Designation, Preference and
               Rights for preference stock of GM****
    4(n)(i)    Restated  Certificate of Incorporation of GM, as amended,  filed as Exhibit  3(i) to the Current  Report on Form 8-K of General
               Motors Corporation  dated June 6, 2000,  and  Amendment to
               Article Four of the Certificate of Incorporation--Division  III--
               Preference Stock, by reason  of  the   Certificates  of
               Designations   filed  with  the Secretary of State of the State
               of Delaware on  September  14, 1987 and the  Certificate  of
               Decrease filed with the Secretary of State of the State of
               Delaware on September 29, 1987  (pertaining  to the Six Series of
               Preference  Stock  contributed  to the General Motors
               pension  trusts),  incorporated  by  reference to Exhibit 19 to the Quarterly  Report on Form 10-Q of General  Motors
               Corporation  for the quarter  ended June 30,  1990 in the Form
               SE of General  Motors Corporation  dated  August  6,  1990;  as further  amended  by the Certificate  of  Designations  filed with the Secretary of State of the State of  Delaware  on June
               28,  1991  (pertaining  to Series A Conversion Preference Stock), incorporated by reference to Exhibit 4(a) to Form S-8
               Registration  Statement No.  33-43744 in the Form SE of  General
               Motors  Corporation  dated  November  1,  1991;  as further amended by the  Certificate of Designations  filed with the
               Secretary  of State of the State of  Delaware  on  December 9,
               1991 (pertaining to Series B 9-1/8% Preference  Stock),
               incorporated by reference to Exhibit 4(a) to Form S-3
               Registration  Statement  No. 33-45216  in  the  Form  SE of
               General  Motors  Corporation  dated January  27,  1992;  as further  amended  by  the  Certificate  of Designations  filed with the  Secretary  of State of the  State of Delaware on
               February 14, 1992  (pertaining  to Series C Convertible
               Preference  Stock),  incorporated by reference to Exhibit (3)(a)
               to the Annual Report on Form 10-K of General  Motors  Corporation
               for the year ended  December 31, 1991 in the Form SE of General
               Motors Corporation  dated  March  20,  1992;  as  further
               amended  by the Certificate  of  Designations  filed with the
               Secretary of State of the State of  Delaware  on July 15,  1992
               (pertaining  to Series D 7.92%  Preference  Stock),  incorporated by  reference  to Exhibit 3(a)(2)  to the  Quarterly  Report on
               Form 10-Q of  General  Motors Corporation  for the quarter  ended
               June 30, 1992 in the Form SE of General  Motors  Corporation
               dated  August  10,  1992;  as further amended  by  the
               Certificate  of   Designations   filed  with  the
               Secretary  of State of the State of Delaware  on December  15,
               1992 (pertaining to Series G 9.12%  Preference  Stock),
               incorporated by reference to Exhibit 4(a) to Form S-3
               Registration  Statement  No. 33-49309  in  the  Form  SE of
               General  Motors  Corporation  dated January 25,  1993;  and as further  amended by the  Certificate  of Designations  filed
               with the  Secretary  of State of the  State of Delaware   on
               June  24,  1999   (pertaining   to  Series  H  6.25%
               Automatically   Convertible  Preference  Stock),   incorporated
               by reference to Exhibit 4(a) to Form S-8  Registration  Statement
               No. 333-31846 in the Form SE of General Motors  Corporation
               dated March 6, 2000
    4(n)(ii)   Bylaws of GM, as amended, incorporated by reference to Exhibit
               3(ii) to the Current Report on Form 8-K of General Motors
               Corporation dated March 2, 1998; as further amended, incorporated by reference to Exhibit 3(ii) to the Current Reports on Form 8-K
               of General Motors Corporation dated June 24, 1999, August 2,
               1999, March 6, 2000, June 6, 2000, October 3, 2000, June 5, 2001,
               December 4, 2001 and December 3, 2002
    4(o)       Form of proposed Warrant Agreement of GM****
    4(p)       Form of proposed Depositary Agreement of GM******
    4(q)       Form of Depositary Receipt of GM******
    4(r)       Form of proposed Purchase Contract Agreement of GM****
    4(s)       Form of proposed Unit Agreement of GM****
    4(t)       Form of Unit Certificate****
    5(a)       Opinion and Consent of Martin I. Darvick, Esq., Attorney, Legal
               Staff of GM, regarding securities issued by GM
    5(b)       Opinion and Consent of Martin I. Darvick, Esq., Attorney, Legal
               Staff of GM, regarding debt securities issued by GM Nova Scotia
    5(c)       Opinion and Consent of Stewart McKelvey Stirling Scales regarding debt securities issued by GM Nova Scotia
   12(a)       Statement regarding computation of Ratios of Earnings to Fixed
               Charges for GM
   12(b)       Statement regarding computation of Ratios of Earnings to Fixed
               Charges and Preference Stock Dividends for GM
   23(a)       Consent of Deloitte & Touche LLP
   23(b)       Consents of Martin I. Darvick, Esq., Attorney, Legal Staff of the
               Registrant (included in Exhibits 5(a) and 5(b))
   23(c)       Consent of Stewart McKelvey Stirling Scales (included in Exhibit
               5(c))
   24(a)       Powers of Attorney for directors and officers of GM
   24(b)       Powers of Attorney for directors and officers of GM Nova Scotia
               (included on the GM Nova Scotia signature page to this registration statement)
   25(a)       Statement of Eligibility on Form T-1 of Citibank N.A. for the
               Senior Debt Indenture of GM******
   25(b)       Statement of Eligibility on Form T-1 of Citibank N.A. for the
               Subordinated Debt Indenture of GM******
   25(c)       Statement of Eligibility on Form T-1 of Citibank N.A. for
               Indenture of GM Nova Scotia******

-----------------------

* Incorporated by reference to Exhibits 1(a), 1(b) and 1(c), respectively, to Registration Statement No. 33-37737.

**       Incorporated  by  reference  to  Exhibits  1  through  4(d),
         respectively,   to Registration Statement No. 33-41577.

*** Incorporated by reference to Exhibits 4(a) through 4(c), respectively, to Registration Statement No. 333-70820.

****     To be filed by amendment or under cover of Form 8-K.

***** Incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-64229.

****** Incorporated by reference to Exhibits 1(f), 4(b), 4(e), 4(l), 25(a), 25(b) and 25(c), respectively, to Registration Statement No. 333-75534.

******* Incorporated by reference to Exhibits 1 through 4, respectively to Form 8-K filed on March 6, 2002.

******** Incorporated by reference to Exhibit 4.1 to Registration
         Statement No. 333-30826.

Item 17.  Undertakings.

      (a)   The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrants hereby understand that, for purposes of determining any liability under the Securities Act of 1933, each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, General Motors certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on February 28, 2003.

                                         GENERAL MOTORS CORPORATION

                                         /s/ JOHN F. SMITH, JR.
                                         ----------------------
                                         John F. Smith, Jr.
                                         Chairman of the Board of Directors


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 28, 2003 by the following persons in the capacities indicated.

               Signature                                  Title

         *                               Chairman of the Board of Directors
------------------------
John F. Smith, Jr.

         *                               President, Chief Executive Officer and
------------------------                 Director
G. Richard Wagoner, Jr.

         *                               Vice Chairman and Chief Financial
------------------------                 Officer
John M. Devine

         *
------------------------                 Treasurer
Walter G. Borst


         *                               Controller, Principal Accounting
------------------------                 Officer
Paul W. Schmidt

         *                               Assistant Controller and Chief
------------------------                 Accounting Officer
Peter R. Bible

         *                               Director
------------------------
Percy Barnevik

         *                               Director
------------------------
John H. Bryan

         *                               Director
------------------------
Armando M. Codina

         *                               Director
------------------------
George M.C. Fisher

         *                               Director
------------------------
Nobuyuki Idei

         *                               Director
------------------------
Karen Katen

         *                               Director
------------------------
Alan G. Lafley

         *                               Director
------------------------
Philip A. Laskawy

         *                               Director
------------------------
E. Stanley O'Neal

         *                               Director
------------------------
Eckhard Pfeiffer

         *                               Director
------------------------
Lloyd D. Ward



* The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney filed as exhibits to this registration statement.

/S/  MARTIN I. DARVICK
------------------------
Martin I. Darvick,
Attorney in Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, General Motors Nova Scotia Finance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Province of Ontario, on February 28, 2003.

                                         GENERAL MOTORS NOVA SCOTIA
                                         FINANCE COMPANY


                                         /s/  ROBBERT-JAN BRABANDER
                                         ----------------------------------
                                         Robbert-Jan Brabander
                                         Chief Executive Officer,
                                         Chief Financial Officer,
                                         Principal Accounting Officer and
                                         Director


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robbert-Jan Brabander and Neil J. MacDonald, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 28, 2003 by the following persons in the capacities indicated.

               Signature                                  Title
               ---------                                  -----

/s/ ROBBERT-JAN BRABANDER                Chief Executive Officer, Chief
-------------------------                Financial Officer, Principal
Robbert-Jan Brabander                    Accounting Officer and Director


/s/ NEIL J. MACDONALD                    Director
-------------------------
Neil J. MacDonald

/s/ ARTHUR LIM                           Director
-------------------------
Arthur Lim